UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2018

BIG LOTS, INC.
(Exact name of registrant as specified in its charter)

Ohio	1-8897	06-1119097
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Phillipi Road, Columbus, Ohio 43228
(Address of principal executive offices) (Zip Code)

(614) 278-6800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events.

On April 6, 2018, the United States District Court for the Southern District of Ohio entered an order (the "Order") preliminarily approving a proposed settlement of the derivative lawsuit titled In re Big Lots, Inc. Shareholder Litigation, No. 2:12-cv-00445-MHW-KAJ (S.D. Ohio), on terms set forth in a Stipulation and Agreement of Settlement dated December 14, 2017 (the "Stipulation").

Pursuant to the Order, Big Lots, Inc. is filing herewith the Stipulation and a Notice of Pendency and Proposed Settlement of Stockholder Derivative Action (the "Notice"), attached as Exhibits 99.1 and 99.2, respectively.  A hearing to consider final approval of the Settlement is scheduled to be held on July 26, 2018, as set forth in the Notice.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Description

	99.1	Stipulation and Agreement of Settlement dated December 14, 2017.

	99.2	Notice of Pendency and Proposed Settlement of Stockholder Derivative Action dated April 6, 2018.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIG LOTS, INC.

Date: April 12, 2018	By:	/s/ Ronald A. Robins, Jr.
Ronald A Robins, Jr.
Senior Vice President, General Counsel
and Corporate Secretary